Consent of Independent Registered Public Accounting Firm We consent to the incorporation by reference in the registration statements (No. 333-245589-01, No. 333- 245589-02, and No. 333-245589-03) on Form F-3, and the registration statements (No. 333-268754, 333- 103491-01 and No. 333-185299) on Form S-8 of our report dated 1 March 2023, with respect to the consolidated financial statements of Unilever PLC and the effectiveness of internal control over financial reporting. /s/ KPMG LLP London, United Kingdom 13 March 2023